UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2017

InsPro Technologies Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Chester Pike

Suite 400

Eddystone, Pennsylvania 19022
(Address of principal executive offices)

(484) 654-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective June 30, 2017, Robert J. Oakes resigned as an executive of InsPro Technologies Corporation (the “Company”). The resignation was not the result of any disagreement between the Company and Mr. Oakes on any matter relating to the Company’s operations, policies or practices. Mr. Oakes remains Vice Chairman and a member of the board of directors of the Company (the “Board”).

Pursuant to Mr. Oakes Amended and Restated Employment Agreement dated March 31, 2016, Mr. Oakes will be entitled to receive; (i) continuation of his $300,000 per year base salary for a period of 12 months in accordance with the Company’s normal payroll practices, less any applicable income tax withholding required under federal or state law, and subject to Section 409A of the Internal Revenue Code of 1986, as

amended, and applicable guidance issued there under, and (ii) continuation for a period of 18 months after the date of termination of the benefits under benefit plans extended from time to time by the Company to its senior executives.

Effective July 1, 2017, Mr. Oakes will be entitled to compensation under the Company’s non-employee director compensation plan.

In connection with Mr. Oakes resignation, the Company and RJO Management Consulting, a Pennsylvania limited liability company controlled by Mr. Oakes, entered into a consulting agreement (the “Consulting Agreement”) effective July 1, 2017, for a term commencing July 1, 2017 and ending September 30, 2017 (the “Term”). During the Term, pursuant to the Consulting Agreement Mr. Oakes will; (i) assist the Company in transitioning his former day-to-day executive responsibilities to the Company’s management, (ii) be an independent contractor, and (iii) receive $9,600 per month as consideration.

Item 8.01	Other Events.

On June 28, 2017, the Company issued a press release announcing that Mr. Oakes will officially end his day-to-day involvement with the company however he will continue to serve as Vice Chairman of the Board. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated June 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPRO TECHNOLOGIES CORPORATION

Date:	July 3, 2017	By:	/s/ Anthony R. Verdi
		Name:	Anthony R. Verdi
		Title:	Chief Financial Officer